NATIONWIDE MUTUAL FUNDS
Notes to Financial Statements - (Continued)
October 31, 2000
(Audited)

7. Subsequent Event

At the Annual Meeting of Shareholders of Nationwide Mutual Funds held on July 26, 2000 shareholders acted upon and approved the following matters:
Proposal  1
Election of Twelve Trustees
			WITHHOLD AUTHORITY
	NAME 	FOR		   TO VOTE FOR
Charles E. Allen	1,210,772,374			27,409,050
Paula H. J. Cholmondeley 1,210,595,553			27,585,870
C. Brent DeVore		1,210,760,725			27,420,699
Robert M. Duncan	1,210,511,422			27,670,001
Joseph J. Gasper	1,208,526,105			29,655,318
Barbara Hennigar	1,210,762,798			27,418,626
Paul J. Hondros		1,210,374,609			27,806,815
Thomas J. Kerr IV	1,210,723,620			27,457,804
Douglas F. Kridler	1,210,285,022			27,896,402
Dimon R. McFerson	1,207,073,052			31,108,372

Arden L. Shisler	1,210,645,041			27,536,382

David C. Wetmore	1,211,159,071			27,022,352






NATIONWIDE MUTUAL FUNDS
Notes to Financial Statements - (Continued)
October 31, 2000
(Audited)


Proposal 2
Ratification of Board of Trustees' Selection of
KPMG LLP  as Trust's Auditors for
The Fiscal Year ending October 31, 2000

        SERIES	FOR	AGAINST	ABSTAIN	TOTAL
Mid Cap Growth Fund	392,953	6,553	56,343		455,849
Growth Fund		29,420,887	1,083,286	1,765,968
32,270,141
Nationwide Fund		41,708,118	652,212		1,616,954
43,977,284
Bond Fund		7,055,764	37,856		326,750
7,420,370
Tax-Free Income Fund	10,875,825	151,369		764,561
11,791,755
Long-Term U.S. Government Bond	Fund 1,504,410	3,959	112,030
1,620,399
Intermediate U.S. Government Bond Fund	8,570,166	41,535	158,603
8,770,304
Money Market Fund	1,032,957,631	22,226,133	38,225,984
1,093,409,748
S&P 500 Index Fund	14,589,716	178,031	620,230	15,387,977
Morley Capital Accumulation Fund	1,058,429	0	0
1,058,429
Morley Enhanced Income Fund	1,109,538	0	0	1,109,538
Value Opportunities Fund	106,180	0	785	106,965
High Yield Bond Fund	10,485,743	0	0	10,485,743
Prestige Large Cap Value Fund	2,796,280	7,171	8,362	2,811,813
Prestige Large Cap Growth Fund	2,875,424	1,973	19,391	2,896,788
Prestige Small Cap Fund	1,953,699	3,087	7,408	1,964,194
Prestige Balanced Fund	729,593	62	26,853	756,508
Prestige International Fund	1,346,839	0	3,588	1,350,427
Small Cap Index Fund	2,453	0	0	2,453
International Index Fund	12,881	0	998	13,879
Bond Index Fund	4,777	0	0	4,777
Mid Cap Market Index Fund	501,087	0	0	501,087
Investor Destinations Aggressive Fund	3,000		0	0
3,000
Investor Destinations Moderately Aggressive Fund 3,000	0	0
3,000
Investor Destinations Moderate Fund	3,000		0	0
3,000
Investor Destinations Moderately Conservative Fund 3,000 0	0
3,000
Investor Destinations Conservative Fund 3,000           0       0
3,000
All twenty-seven Funds    1,170,073,393	          24,393,227
43,714,808        1,238,181,428




NATIONWIDE MUTUAL FUNDS
Notes to Financial Statements - (Continued)
October 31, 2000
(Audited)


Proposal 3
Amend Funds' Fundamental Investment Policy
Regarding Making Loans

        SERIES	FOR	   AGAINST	  ABSTAIN	     TOTAL
Mid Cap Growth Fund	375,987	16,820	63,043	455,850
Growth Fund	28,551,512	1,778,609	1,940,020	32,270,141
Nationwide Fund	40,102,390	1,478,582	2,396,312	43,977,284
Bond Fund	6,787,801	160,879	471,689	7,420,369
Tax-Free Income Fund	10,547,461	372,299	871,994	11,791,754
Long-Term U.S. Government Bond Fund 1,377,063	119,741	123,595	1,620,399
Intermediate U.S. Government Bond Fund	8,441,240	137,245	191,818
8,770,303
Money Market Fund	956,063,318	65,224,840	72,121,589
1,093,409,747
S&P 500 Index Fund	13,983,014	542,458	862,505	15,387,977
Morley Capital Accumulation Fund	1,058,429	0	0
1,058,429
Morley Enhanced Income Fund	1,109,538	0	0	1,109,538
Value Opportunities Fund	106,006	174	785	106,965
High Yield Bond Fund	10,485,743	0	0	10,485,743
Prestige Large Cap Value Fund	2,791,352	16,766	3,695	2,811,814
Prestige Large Cap Growth Fund	2,821,082	36,111	39,594	2,896,787
Prestige Small Cap Fund	1,922,478	13,740	27,976	1,964,194
Prestige Balanced Fund	715,642	13,503	27,363	756,508
Prestige International Fund	1,343,753	1,065	5,608	1,350,426
Small Cap Index Fund	2,453	0	0	2,453
International Index Fund	12,679	202	998	13,879
Bond Index Fund	4,777	0	0	4,777
Mid Cap Market Index Fund	501,087	0	0	501,087
Investor Destinations Aggressive Fund	3,000	0	0	3,000
Investor Destinations Moderately Aggressive Fund 3,000	0	0
3,000
Investor Destinations Moderate Fund	3,000	0	0	3,000
Investor Destinations Moderately Conservative Fund 3,000	0	0
3,000
Investor Destinations Conservative Fund	3000		0		0
3,000



NATIONWIDE MUTUAL FUNDS
Notes to Financial Statements - (Continued)
October 31, 2000
(Audited)


Proposal  4
Amend Funds' Fundamental Investment Policy
Regarding Commodities and Commodities Contracts


        SERIES	FOR	AGAINST	ABSTAIN	TOTAL
Mid Cap Growth Fund	379,182	13,861	62,806	455,849
Growth Fund	28,542,344	1,638,635	2,089,162	32,270,141
Nationwide Fund	39,289,285	1,644,234	3,043,764	43,977,283
Bond Fund	6,170,904	164,483	1,084,982	7,420,369
Tax-Free Income Fund	10,479,514	478,638	833,603	11,791,755
Long-Term U.S. Government Bond Fund 1,386,972	112,592	120,835	1,620,399
Intermediate U.S. Government Bond Fund 8,429,834	152,219	188,251
8,770,304
Money Market Fund	973,840,489	42,036,083	77,533,175
1,093,409,747
S&P 500 Index Fund	13,876,132	630,302	881,543	15,387,977
Morley Capital Accumulation Fund	1,058,429	0	0
1,058,429
Morley Enhanced Income Fund	1,104,326	5,212	0	1,109,538
Value Opportunities Fund	106,006	174	785	106,965
High Yield Bond Fund	10,485,743	0	0	10,485,743
Prestige Large Cap Value Fund	2,791,299	11,263	9,252	2,811,814
Prestige Large Cap Growth Fund	2,839,384	16,564	40,839	2,896,787
Prestige Small Cap Fund	1,926,237	8,290	29,667	1,964,194
Prestige Balanced Fund	716,342	12,803	27,363	756,508
Prestige International Fund	1,344,781	37	5,608	1,350,426
Small Cap Index Fund	2,453	0	0	2,453
International Index Fund	12,679	202	998	13,879
Bond Index Fund	4,777	0	0	4,777
Mid Cap Market Index Fund	501,087	0	0	501,087
Investor Destinations Aggressive Fund	3,000	0	0	3,000
Investor Destinations Moderately Aggressive Fund 3,000	0	0
3,000
Investor Destinations Moderate Fund	3,000	0	0	3,000
Investor Destinations Moderately Conservative Fund 3,000	0	0
3,000
Investor Destinations Conservative Fund	3,000	0	0	3,000


NATIONWIDE MUTUAL FUNDS
Notes to Financial Statements - (Continued)
October 31, 2000
(Audited)

Proposal  5
Amend Funds' Fundamental Investment Policy
Regarding Real Estate


        SERIES	FOR	  AGAINST	  ABSTAIN	      TOTAL
Mid Cap Growth Fund	380,287	12,717	62,845	455,849
Growth Fund	28,534,399	1,651,147	2,084,595	32,270,141
Nationwide Fund	39,562,995	1,444,212	2,970,076	43,977,283
Bond Fund	6,233,322	173,419	1,013,629	7,420,370
Tax-Free Income Fund	10,610,987	350,374	830,394	11,791,755
Long-Term U.S. Government Bond Fund 1,369,150	126,804	124,445	1,620,399
Intermediate U.S. Government Bond Fund	8,438,559	129,112	202,632
8,770,303
Money Market Fund	977,242,954	40,976,067	75,190,726
1,093,409,747
S&P 500 Index Fund	14,138,102	468,887	780,987	15,387,976
Morley Capital Accumulation Fund	1,058,429	0	0
1,058,429
Morley Enhanced Income Fund	1,109,538	0	0	1,109,538
Value Opportunities Fund	106,006	174	785	106,965
High Yield Bond Fund	10,480,015	5,728	0	10,485,743
Small Cap Index Fund	2,453	0	0	2,453
International Index Fund	12,679	202	998	13,879
Bond Index Fund	4,777	0	0	4,777
Mid Cap Market Index Fund	501,087	0	0	501,087



NATIONWIDE MUTUAL FUNDS
Notes to Financial Statements - (Continued)
October 31, 2000
(Audited)


Proposal  6
Amend Funds' Fundamental Investment Policy
Regarding Borrowing Money and Issuing Senior Securites


        SERIES	FOR	   AGAINST	  ABSTAIN	    TOTAL
Prestige Cap Value Fund	2,791,303	11,026	9,485	2,811,814
Prestige Large Cap Growth Fund	2,838,704	17,429	40,654	2,896,787
Prestige Small Cap Fund	1,919,026	15,571	29,597	1,964,194
Prestige Balanced Fund	717,518	11,627	27,363	756,508
Prestige International Fund	1,344,123	695	5,608	1,350,426




NATIONWIDE MUTUAL FUNDS
Notes to Financial Statements - (Continued)
October 31, 2000
(Audited)


Proposal  7
Amend Funds' Fundamental Investment Policy
Regarding Diversification


        SERIES	FOR	    AGAINST	    ABSTAIN	    TOTAL
Morley Enhanced Income Fund	1,109,538	0	0	1,109,538
Value Opportunities Fund	106,006	174	785	106,965
High Yield Bond Fund	10,485,743	0	0	10,485,743




NATIONWIDE MUTUAL FUNDS
Notes to Financial Statements - (Continued)
October 31, 2000
(Audited)


Proposal  8
Approve Funds' reclassification of the fundamental investment objective as non-fundamental of each of the Mid Cap Growth Fund, Growth Fund, Nationwide Fund, Bond Fund, Tax-Free Income Fund, Long-Term U.S. Government Bond Fund, Intermediate U.S. Government Bond Fund, Money Market Fund, S&P 500 Index Fund,
Prestige Large Cap Value Fund, Prestige Large Cap Growth Fund, Prestige Small Cap Fund, Prestige Balanced Fund and
Prestige International Fund,:

        SERIES	FOR	   AGAINST	  ABSTAIN	      TOTAL
Mid Cap Growth Fund	375,208	16,521	64,120	455,849
Growth Fund	27,637,384	2,424,296	2,208,460	32,270,140
Nationwide Fund	38,085,833	3,429,687	2,461,763	43,977,283
Bond Fund	6,034,347	888,242	497,781	7,420,370
Tax-Free Income Fund	10,488,603	441,120	862,031	11,791,754
Long-Term U.S. Government Bond Fund 1,374,652	120,684	125,062	1,620,398
Intermediate U.S. Government Bond Fund	8,385,365	163,980	220,958
8,770,303
Money Market Fund	932,517,780	89,174,748	71,717,219
1,093,409,747
S&P 500 Index Fund	13,571,262	907,180	909,535	15,387,977
Prestige Large Cap Value Fund	2,790,327	17,180	4,307	2,811,814
Prestige Large Cap Growth Fund	2,803,493	51,507	41,788	2,896,788
Prestige Small Cap Fund	1,885,497	32,726	45,971	1,964,194
Prestige Balanced Fund	715,399	13,566	27,543	756,508
Prestige International Fund	1,345,421	123	4,883	1,305,427


NATIONWIDE MUTUAL FUNDS
Notes to Financial Statements - (Continued)
October 31, 2000
(Audited)


Proposal  9
Approve Funds' Amend Investment Advisory Agreement between the Trust, on behalf of the Mid Cap Growth Fund, and Villanova Mutual Fund Capital Trust to increase the investment advisory fees for such Fund

        SERIES	FOR	AGAINST	ABSTAIN	TOTAL
Mid Cap Growth Fund	365,981	26,963	62,905	455,849




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